                                                                    Exhibit 10.4


                    SECOND AMENDMENT TO SECOND AMENDED AND
                            RESTATED LOAN AGREEMENT


     THIS SECOND AMENDMENT TO LOAN AGREEMENT is made as of this 1st day of July, 1999 (the "Amendment"), by and between STORAGE COMPUTER CORPORATION, a Delaware corporation (the "Borrower") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (hereinafter referred to as the "Bank").

     WHEREAS, the Borrower and the Bank are parties to a Second Amended and Restated Loan Agreement dated as of November 16, 1998, as amended by the First Amendment to Second Amended and Restated Loan Agreement (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Loan Agreement as follows:

     Section 1. Amendment of Section 1.01. Section 1.01 is hereby amended as follows:

               (a) the definition of "Maximum Line Availability" is deleted in its entirety and replaced with the following:

                    "Maximum Line Availability" shall mean the line of credit made available to the Borrower under this Agreement (subject to the proviso at the end of this definition) in the maximum principal amounts during the following periods indicated:

                           Period                       Maximum Line Availability


          July 1, 1999 through August 31, 1999            $8,000,000

          September 1, 1999 through September 30, 1999    $7,700,000

          October 1, 1999 through October 31, 1999        $7,400,000

          November 1, 1999 through November 30, 1999      $7,100,000

          December 1, 1999 through January 3, 2000        $6,800,000

          Thereafter                                               0

               provided, however, the Maximum Line Availability shall be permanently reduced by any proceeds received by the Borrower or Bank pursuant to Sections 2.01(g) or 5.16 hereof.

     Section 2. Affirmative Covenants. The following Affirmative Covenant shall be added to the end of Article V of the Loan Agreement.

     Section 5.19. Post Closing Deliveries. The Borrower shall deliver and shall cause each of its Subsidiaries to deliver to the Bank the items indicated on
Schedule 5.19 hereto in form and substance satisfactory to the Bank on or before the dates indicated on such schedule.

     Section 3. Effectiveness; Conditions to Effectiveness. This Amendment to Loan Agreement shall become effective upon execution hereof by the Borrower and the Bank and satisfaction of the following conditions:

          (a) Copies of Resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Borrower under this Amendment to Loan Agreement certified by a Secretary or an Assistant Secretary of the Borrower which certificate shall state that the resolutions are in full force and effect.

          (b) Certificate of the Secretary or Assistant Secretary of the Borrower certifying the name and signatures of the officers of the Borrower authorized to sign this Amendment and other documents to be delivered in connection therewith.

          (c) Delivery to the Bank of this Second Amendment fully executed.

          (d) Such other documents or instruments as the Bank may request.

     Section 4.  Miscellaneous.

          (a) The Borrower hereby confirms to the Bank that the representations and warranties of the Borrower set forth in Article III of the Loan Agreement (as amended and supplemented hereby) are true and correct as of the date hereof, (except as the same may expressly relate to an earlier date) as if set forth herein in full.

          (b) The Borrower has reviewed the provisions of this Amendment and all documents executed in connection therewith or pursuant thereto or incident or collateral hereto or thereto from time to time and there is no Event of Default thereunder, and no condition which, with the passage of time or giving of notice or both, would constitute an Event of Default thereunder.

          (c) The Borrower agrees that each of the Loan Documents shall remain in full force and effect after giving effect to this Agreement. The Security Documents continue to secure all the Obligations as may be amended by this Amendment. The guarantees of the Borrower's Subsidiaries continue to guarantee all of the Obligations as may be amended by this Amendment.

          (d) This Amendment represents the entire agreement among the parties hereto relating to this Amendment, and supersedes all prior understandings and agreements among the parties relating to the subject matter of this Amendment. The Borrower waives and releases any claims it may have against, and forever discharges, the Bank and its officers, directors, agents, attorneys, employees, successors and assigns (the "Releases") from any claims and causes of action arising out of the transactions referred to or contemplated in any way by the Loan Documents, and this Amendment or otherwise, including without limitation, claims or defenses it may have to the effect that the Releasees may have in any way acted or failed to act in any manner as to cause injury to the Borrower or anyone claiming by or through them.

          (e) The Borrower represents and warrants that neither the execution, delivery or performance by the Borrower of any of the obligations contained in this Amendment or in any Bank Document requires the consent, approval or authorization of any person or governmental authority or any action by or on account of with respect to any person or governmental authority.

          (f) The Borrower agrees to pay on demand all of the Bank's reasonable expenses in preparing, executing and delivering this Amendment, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank's special counsel and all travel related expenses of the Bank in connection with any field exams or otherwise. This Amendment shall be a Loan Document and shall be governed by and construed and enforced under the laws of the Commonwealth of Massachusetts.

          (g) The Bank agrees that upon satisfaction, in full, in cash of the Obligations as determined by the Bank, the Bank shall return to the Borrower any collateral or other property of the Borrower, at the Borrower's expense.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Loan Agreement under seal as of the date first written above.

                                     STORAGE COMPUTER CORPORATION


                                     By: /s/ Theodore Goodlander
                                         --------------------------------
                                         Name:  Theodore Goodlander
                                         Title: President

                                     STATE STREET BANK AND TRUST COMPANY


                                     By: /s/ Kenneth Mooney
                                         --------------------------------
                                         Name:  Kenneth Mooney
                                         Title: Vice President